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                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report:  May 19, 1999

                           SPARTAN STORES, INC.
          (Exact Name of Registrant as Specified in Its Charter)

                     Commission File Number:  33-41791


                     MICHIGAN                            38-0593940
           (State or Other Jurisdiction)             (I.R.S. Employer
         of Incorporation or Organization)          Identification No.)

               850 76TH STREET, S.W.
                   P.O. BOX 8700
              GRAND RAPIDS, MICHIGAN                       49518
     (Address of Principal Executive Offices)            (Zip Code)

    Registrant's telephone number, including area code:  (616) 878-2000










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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On May 19, 1999, Valuland, Inc. ("Valuland"), a wholly-owned subsidiary of Spartan Stores, Inc. (the "Company"), consummated the purchase of certain equipment, inventory and other assets of Glen's Market, Inc., Catt's Realty Co. and Glen's Pharmacy, Inc. ("Glen's"). Glen's operated 23 retail grocery stores, four pharmacies and a distribution center, all of which are located primarily in Northern Michigan. The Company intends to use the equipment and other physical property acquired from Glen's to continue to operate the Glen's retail grocery, pharmacy and distribution business. Prior to the acquisition, Glen's was a shareholder-customer of the Company. Glen A. Catt, the President and Chief Executive Officer of Glen's, also served on the Board of Directors of the Company until his resignation in April 1999.

The purchase price paid at closing consisted of approximately $88.1 million in cash, plus the payment in cash of approximately $4.5 million in working capital liabilities and the assumption of approximately $8.5 million in other operating liabilities. Pursuant to the terms of the asset purchase agreement, the purchase price is subject to certain adjustments based upon a closing balance sheet to be prepared within 30 days after the closing. Among other adjustments, the purchase price will be reduced if working capital liabilities exceed certain stated maximums or if either the current assets or the cash and cash equivalents are less than certain stated minimums. The purchase price also will be increased or decreased, as applicable, to the extent that inventory values are more or less than certain stated amounts. In addition, the Company purchased the assets with respect to one Glen's store subject to an existing purchase option held by another wholesale food distributor. If this distributor exercises its purchase option as the Company anticipates, the Company will sell these assets to the distributor for their fair market value as determined by independent appraisal. The Company is in the process of preparing the closing balance sheet, determining the closing inventories and completing the outside appraisal of the store subject to the purchase option. Accordingly, the final adjusted purchase price has not yet been determined.

The acquisition will be accounted for as a purchase. Accordingly, the purchase price will be allocated to assets acquired and liabilities assumed based upon their relative fair market values. The determination of the purchase price paid by the Company resulted from extensive negotiations with Glen's.

The Company financed the acquisition of Glen's primarily through the Company's senior secured bank credit agreement discussed in Item 5 of this Report.




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ITEM 5. OTHER EVENTS

In addition to the acquisition of Glen's discussed in Item 2 of this Report, the Company recently consummated two other acquisitions. On January 4, 1999, Valuland acquired certain assets and assumed certain liabilities of Ashcraft's Market, Inc., an operator of eight retail grocery stores located primarily in mid-Michigan. On March 29, 1999, Valuland acquired all the issued and outstanding shares of Family Fare, Inc., Family Fare Management Services, Inc. and Family Fare Trucking, Inc. ("Family Fare"). Family Fare is an operator of thirteen retail grocery stores, a bakery, a warehouse facility and a transportation business located primarily in Western Michigan.

Each of these acquisitions will be accounted for as a purchase. Accordingly, the purchase price will be allocated to assets acquired and liabilities assumed based upon their relative fair market values. The determination of the purchase price paid by the Company in each acquisition resulted from extensive negotiations with the sellers. The Company financed the acquisition of Ashcraft's primarily through the Company's then current credit facilities and financed the acquisition of Family Fare primarily through the Company's senior secured bank credit agreement described below.

On March 18, 1999, the Company entered into a senior secured bank credit agreement with ABN AMRO Bank N.V. ("ABN AMRO"), Michigan National Bank and NBD Bank. This credit agreement provides $425 million in senior secured credit facilities to be used to refinance existing debt, support retail store acquisitions, fund working capital and support other general corporate needs. The credit facilities consist of (a) a Revolving Credit Facility in the amount of $100 million with a term of six years, (b) a Term Loan A in the amount of $100 million with a term of six years, (c) an Acquisition Facility in the amount of $75 million with a term of seven years and (d) a Term Loan B in the amount of $150 million with a term of eight years.

For the first six months after the closing date, the interest rate payable by the Company on amounts borrowed under the Revolving Credit Facility or the Term Loan A will be, at the Company's option, either (a) the higher of the prime rate plus 1.25% per annum or the federal funds rate plus 1.75% per annum or (b) the Eurodollar Rate plus 2.5% per annum. After six months, the interest rate payable by the Company on amounts borrowed under the Revolving Credit Facility or the Term Loan A will be, at the Company's option, either (a) the higher of the prime rate plus a rate per annum ranging from .25% to 1.25%, depending upon the Company's leverage ratio, or the federal funds rate plus a rate per annum ranging from .75% to 1.75%, depending upon the Company's leverage ratio or (b) the Eurodollar Rate plus a rate per annum ranging from 1.5% to 2.5%, depending upon the Company's leverage ratio.

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For the first six months after the closing date, the interest rate payable by the Company on amounts borrowed under the Acquisition Facility will be, at the Company's option, either (a) the higher of the prime rate plus 1.75% per annum or the federal funds rate plus 2.25% per annum or (b) the Eurodollar Rate plus 3.00% per annum. After six months, the interest rate payable by the Company on amounts borrowed under the Acquisition Facility will be, at the Company's option, either (a) the higher of the prime rate plus a rate per annum ranging from .75% to 1.75%, depending upon the Company's leverage ratio, or the federal funds rate plus a rate per annum ranging from 1.25% to 2.25%, depending upon the Company's leverage ratio or
(b) the Eurodollar Rate plus a rate per annum ranging from 2% to 3%, depending upon the Company's leverage ratio.

The interest rate payable by the Company on amounts borrowed under the Term Loan B will be, at the Company's option, either (a) the higher of the prime rate plus 2.00% per annum or the federal funds rate plus 2.50% per annum or
(b) the Eurodollar Rate plus 3.25% per annum.

The Eurodollar Rate is the rate offered by ABN AMRO and Michigan National Bank in the London interbank market for deposits in the same amount and maturity as their portion of the loan to the Company under the credit facilities.

The credit facilities are secured by a first perfected security interest in and lien on the real and personal property assets of the Company and its subsidiaries and all of the outstanding capital stock of the Company's subsidiaries.

As of the date of filing of this Report, the Company has borrowed approximately $250 million under the credit facilities.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) & (b) Financial Statements of Business Acquired and Pro Forma Financial Information

Based upon the most recent annual consolidated financial statements to be contained in the Company's Annual Report on Form 10-K for the fiscal year ended March 27, 1999, which the Company expects to file with the Securities and Exchange Commission by no later than sixty days after the date of filing this Report, the Company does not expect to file financial statements or related pro forma financial information with respect to the businesses acquired.





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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: June 3, 1999                 SPARTAN STORES, INC.
                                   (Registrant)


                                   By /S/CHARLES B. FOSNAUGH
                                      Charles B. Fosnaugh
                                      Vice President Development
                                      (Principal Financial Officer
                                        and duly authorized signatory for
                                        Registrant)































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                               EXHIBIT INDEX


EXHIBIT
NUMBER                        DOCUMENT

 2.1 Asset Purchase Agreement dated March 5, 1999 by and between Glen's Market, Inc., Catt's Realty Co. and Glen's Pharmacy, Inc. as Sellers and Valuland, Inc. as Buyer and joined in by certain shareholders of Sellers as the Shareholders and by Universal Land Company as the Real Estate Company and by Spartan Stores, Inc. as the Parent of the Buyer. Schedules and similar attachments omitted.<F*>

 2.2 Amendment to Asset Purchase Agreement made as of May 19, 1999, by and between Valuland, Inc. and Glen's Market, Inc., Catt's Realty Co. and Glen's Pharmacy, Inc. Schedules and similar attachments omitted.<F*>

 10 Credit Agreement dated as of March 18, 1999 among Spartan Stores, Inc., ABN AMRO Bank N.V., as Arranger, Syndication Agent and Collateral Agent, Michigan National Bank, as Co-Arranger and Administrative Agent, and NBD Bank, as Document Agent.




         <F*>Registrant agrees to furnish supplementally to the
             Commission, upon request, a copy of the omitted schedules and similar attachments.